UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

BANK OF THE CAROLINAS CORPORATION

(Exact name of Registrant as specified in its charter)

NORTH CAROLINA	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 BOXWOOD VILLAGE DRIVE, MOCKSVILLE, NORTH CAROLINA 27028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2014, the board of directors (the “Board of Directors”) of Bank of the Carolinas Corporation, a North Carolina corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) in respect of each share of common stock, no par value per share, of the Company (“Common Share”) outstanding at the close of business on July 21, 2014 (the “Record Date”), and to become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (each as defined in the Plan). The Rights will be issued pursuant to a Tax Benefits Preservation Plan, dated as of July 11, 2014 (the “Plan”), between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agent”). Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/1,000th of a share of Junior Participating Preferred Stock, Series B, no par value (“Preferred Share”), for $0.10 (the “Purchase Price”), subject to adjustment.

The purpose of the Plan is to protect the Company’s ability to use certain tax assets, such as net operating loss carryforwards (the “Tax Benefits”), to offset future income. The Company’s use of the Tax Benefits in the future would be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an “ownership change” will occur if there is a cumulative increase in the Company’s ownership by “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding Common Shares (a “Threshold Holder”). There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments).

After giving careful consideration to this issue, the Company’s Board of Directors has concluded that the Plan is in the best interests of the Company and its shareholders.

Prior to the Distribution Date (as defined below), the Rights would be evidenced by, and trade with, the Common Shares and would not be exercisable. After the Distribution Date, the Company would cause the Rights Agent to mail rights certificates to shareholders and the Rights would trade independently of the Common Shares.

The Rights would separate from the Common Shares and become exercisable following the earlier of (i) the close of business on the 10th business day after the date (the “Shares Acquisition Date”) of the first public announcement by the Company in a press release expressly referring to the Plan indicating that an Acquiring Person (as defined below) has become such and (ii) the close of business on the 10th business day (or such later day as may be designated by the Board of Directors prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person (such earlier date, the “Distribution Date”).

On or after the Distribution Date, each Right (other than Rights treated as beneficially owned by the Acquiring Person) will generally entitle the holder to purchase, at a price equal to the then current Purchase Price multiplied by the number of 1/1,000ths of a Preferred Share for which a Right is then exercisable, such number of Preferred Shares (or Common Shares, as applicable) as shall equal the result obtained by (i) multiplying the then current Purchase Price by the number of 1/1,000ths of a Preferred Share for which a Right is then exercisable and dividing that product by (ii) 85% of the then average bid price of the Common Shares.

An “Acquiring Person” generally means any person who or which, together with its affiliates, beneficially owns 4.99% or more of the Common Shares, with certain exceptions. In addition, an “Acquiring Person” will include any person who or which the Board of Directors determines, in its sole discretion, has inadvertently become a 4.99% holder so long as such person promptly divests sufficient shares and any person that has become a 4.99% holder if the Board of Directors in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

The Plan may be rescinded at any time, with or without notice, by independent directors of the Board of Directors if it is determined that the Plan would have an adverse effect on the safety and soundness of the Company or impede the ability of the Company to serve as a source of strength to its subsidiary bank.

At any time after the Shares Acquisition Date, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustments and limitations described in the Agreement.

The issuance of the Rights is not taxable to holders of the Company’s Common Shares for U.S. federal income tax purposes.

The Board of Directors may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right at any time prior to the Shares Acquisition Date.

The Rights will expire on the earlier of (i) the close of business on July 11, 2017, (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such time as the Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, (v) a date prior to the Shares Acquisition Date on which the Board of Directors determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders, and (vi) the close of business on July 10, 2015, unless the Plan is approved by shareholders before that date. The Rights will also expire in the event the Company or its bank subsidiary receive a written notice subsequent to the date of the Plan from a bank regulatory authority providing that (1) the Company and/or its bank subsidiary must raise additional capital to satisfy required regulatory capital standards and (2) in furtherance of such capital raising efforts, the Company is required to terminate the Plan.

The Company may from time to time before the Shares Acquisition Date supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Shares). After the Shares Acquisition Date, the Plan shall not be amended in any manner that would adversely affect the interests of the holders of Rights.

A Rights holder has none of the rights of a shareholder of the Company, including the right to vote and to receive dividends. The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.

The above summary of the Plan is qualified by the full text of the Plan which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On July 16, 2014, the Company issued a press release announcing the successful completion of the private placement of 458,132,991 shares of newly issued common stock at a price of 10 cents per share to institutional and accredited investors. The Company intends to use the proceeds of the private placement to repurchase preferred stock and other obligations of the Company and to restore its banking subsidiary to well-capitalized status.

A copy of this press release is attached as Exhibit 99.1 to this current report and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Tax Benefits Preservation Plan

99.1	Press Release dated July 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION

By:	/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer

Dated: July 17, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Tax Benefits Preservation Plan

99.1	Press Release dated July 16, 2014